UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On January 4, 2018, HTG Molecular Diagnostics, Inc. (the “Company”) issued a press release announcing certain preliminary financial results as of and for the fourth quarter and full year ended December 31, 2017. A copy of this press release is attached to this report as Exhibit 99.1. The information in this Item 2.02 and the attached exhibit are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

Although the Company’s financial results as of and for the fourth quarter and full year ended December 31, 2017 are not yet finalized, based on currently available information, the Company expects its fourth quarter 2017 revenue to be between $6.9 and $7.2 million, its full year 2017 revenue to be between $13.8 and $14.1 million and its cash and cash equivalents as of December 31, 2017 to be approximately $10.0 million. Fourth quarter and full year 2017 revenues were driven by collaboration revenue. Operating expenses for the fourth quarter are expected to be slightly higher than operating expenses in the third quarter of 2017 on an absolute dollar basis.  Gross margin and net loss for the fourth quarter of 2017 are expected to be improved over the third quarter of 2017, primarily as a result of collaboration profit-sharing revenue expected to be recognized in the fourth quarter.

The preliminary results set forth above are based on management’s initial review of the Company’s operations for the quarter and year ended December 31, 2017 and are subject to revision based upon the Company’s year-end closing procedures and the completion and external audit of the Company’s year-end financial statements. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to these preliminary financial results. Actual results may differ materially from these preliminary results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results are finalized, and such changes could be material. In addition, these preliminary results are not a comprehensive statement of the Company’s financial results for the fourth quarter or full year ended December 31, 2017, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period.

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s revenue expectations, including collaboration profit-sharing revenue expected to be recognized in the fourth quarter of 2017, and other expected financial results as of and for the fourth quarter and year ended December 31, 2017. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the Company’s actual revenue or other financial results for the fourth quarter and/or full year 2017, including collaboration profit-sharing revenue, may differ materially from the Company’s estimated results for these periods as a result of the completion of year-end closing procedures, final adjustments, final profit-sharing reconciliation with QIAGEN Manchester Limited (“Qiagen”) under the Company’s Master Assay Development, Commercialization and Manufacturing Agreement with Qiagen dated November 16, 2016, or other developments arising between now and the time that the Company’s financial results are finalized. These and other factors are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. All forward-looking statements contained in this report speak only as of the date on which they were made, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Results of Operations and Financial Condition.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of HTG Molecular Diagnostics, Inc. dated January 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: January 4, 2018	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Vice President of Finance and Administration and Chief Financial Officer